UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): January 22, 2008
Robbins & Myers, Inc.
(Exact name of Registrant as specified in its charter)

Ohio	0-288	31-0424220

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

51 Plum St., Suite 260, Dayton, Ohio		45440

(Address of principal executive offices)		(Zip code)
937-458-6600
(Registrant’s telephone number including area code)
Not applicable
(Former name and former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Robbins & Myers, Inc., an Ohio corporation (the “Company”), filed with the Secretary of State of Ohio an amendment to its Articles of Incorporation on January 22, 2008 (the “Amendment”). The Amendment increases the number of authorized common shares, without par value, that the Company is authorized to issue from 40,000,000 to 80,000,000.
Under the General Corporation Law of Ohio, when the board of directors of an Ohio corporation declares a stock split of its common shares to be effected in the form of a share dividend, the board may adopt an amendment to the corporation’s articles of incorporation proportionately increasing the number of authorized common shares of the corporation. As previously reported, on January 8, 2008, the Board of Directors of the Company declared a 2-for-1 stock split of the Company’s common shares, to be effected in the form of a share dividend (the “Stock Split”). Shareholders will receive one additional share for each common share of the Company owned as of the close of business on the record date of February 4, 2008. The additional shares will be issued on February 28, 2008. As a result of the Stock Split, the Company’s Board was authorized to adopt the Amendment.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits – See Index to Exhibits

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Robbins & Myers, Inc.
Date: January 22, 2008	By:	/s/ Joseph M. Rigot
Joseph M. Rigot
General Counsel and Secretary

INDEX TO EXHIBITS
(3)	ARTICLES OF INCORPORATION; BYLAWS

Exhibit No.	Description
3.1	Amendment to Article Fourth of the Articles of Incorporation of Robbins & Myers, Inc.
EXHIBIT 3.1
The following amendment to the Articles of Incorporation of Robbins & Myers, Inc. became effective on January 22, 2008:
“FOURTH. The number of authorized shares of the corporation is 80,000,000 Common Shares without par value.”